Exhibit 99.1

Quanergy Reports Fourth Quarter and Full Year 2021 Financial Results

Fourth quarter revenue increased 113% year-over-year to $1.5 million

Full-year revenue increased 30% year over year to $3.9 million

Secured orders for over 1,000 sensors in the fourth quarter

Sunnyvale, CA – April 1, 2022 – Quanergy Systems, Inc. (NYSE: QNGY), a leading provider of LiDAR sensors and smart 3D solutions, today announced financial results for the three months and full-year ended December 31, 2021.

Fourth Quarter 2021 Results

•	Revenue of $1.5 million, up 113% year-over-year, and up 32% sequentially from the third quarter of 2021

•	Third consecutive quarter of sequential and year-over-year growth

•	Secured orders for over 1,000 sensors for a broad range of IoT applications

•	Net loss of $9.4 million vs $11.8 million in the fourth quarter of 2020

•	Non-GAAP Adjusted EBITDA loss of $8.5 million vs $9.0 million in the fourth quarter of 2020

•	Ended fourth quarter with cash and cash equivalents of $26.1 million

Full-Year 2021 Results

•	Revenue of $3.9 million, up 30% year-over-year from $3.0 million in 2020

•	Exceeded updated revenue plan of $3.6 million

•	1,065 sensors shipped in the full year

•	Net loss of $63.5 million vs $35.8 million in 2020

•	Non-GAAP Adjusted EBITDA loss of $28.0 million vs $24.3 million in 2020

Subsequent to year-end, the Company completed its business combination transaction on February 8, 2022, effectively eliminating a debt balance of $106 million and providing near term access to a $125 million equity facility.

“I am incredibly proud of our execution this year. We are seeing strong end market engagement across our business and the LiDAR sector as a whole,” said Kevin Kennedy, Chairman and CEO of Quanergy. “As our industry-leading technology continues to pave the way for new applications and increased penetration of existing fields, Quanergy is well-positioned to capitalize on the tailwinds of increased detection and data collection needs across the world.”

Fourth Quarter 2021 Financial Results

Sales for the fourth quarter of 2021 totaled $1.5 million, compared with $704 thousand in the same period of 2020, with growth driven primarily by growing customer demand for Quanergy’s security and smart spaces solutions.

Gross loss was $191 thousand for the quarter, underpinning gross margins of minus 13% which included a $540 thousand charge for excess inventory taken in the fourth quarter of 2021 due to changes in forecasted demand for certain products. Excluding this charge, non-GAAP gross profit and gross margin would have been $349 thousand and 23%, respectively.

Net loss of $9.4 million for the fourth quarter of 2021 compared to a net loss of $11.8 million in the fourth quarter of 2020.

Non-GAAP Adjusted EBITDA loss for the fourth quarter of 2021 was $8.5 million, compared with $9.0 million for the same period in 2020.

At December 31, 2021, the Company had $26.1 million in cash and cash equivalents, compared to $7.6 million at December 31, 2020.

Free Cash Flow (a non-GAAP measure defined as cash flow from operations less capital expenditures) was negative $8.1 million, compared with negative $6.4 million in the fourth quarter of 2020. The higher cash burn was largely driven by business combination preparation costs as well the timing of insurance premiums.

Key operational highlights

•	The Company announced the successful demonstration of Quanergy’s OPA-based solid-state LiDAR technology out to a range of 200 meters.

•	Increased the Company’s customer count to nearly 400 and global partners to over 50.

•	The number of sensor units shipped increased sequentially by more than 50% from Q3 2021 to Q4 2021.

•	The average deal size continued to expand. The Company secured eight deals larger than $150 thousand in fourth quarter of 2021.

•	Expanded traction in industrial automation with initial customer wins.

•	Talent continued to grow, with the Company’s headcount growing by more than 35% year-over-year.

•	Strengthened the Company’s executive management team with the additions of Kevin Amiri, as Senior Vice President Operations, and Jerry Allison, as General Counsel and Corporate Secretary.

•	Announced a partnership with Securitas France to provide the security industry’s first remote mobile surveillance solution with 3D LiDAR integration.

•

Released 10 new products, including QORTEX DTC 2.2, ideal for challenging smart city and smart spaces applications, and M1 Edge, a smart industrial automation solution that offers a 3x price/performance advantage versus other solutions.

•	Selected as the winner of the “Smart City Innovation of the Year” from IoT Breakthrough Awards Program.

•

On February 9, 2022, the Company’s Common Stock began trading on the New York Stock Exchange under the new trading symbol “QNGY.” As of March 29, 2022, there were 86,504,955 shares of the Company’s common stock issued and outstanding.

Q1 2022 Guidance

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Revenue guidance for the first quarter of 2022 reflects solid customer and partner demand, partially offset by global supply chain constraints which have impacted the Company’s ability to fulfill orders according to normal delivery timelines.

•	Quanergy expects first-quarter 2022 revenues of $1.1—$1.3 million.

The Company’s expectations with respect to the first quarter of 2022 are based on its estimates and assumptions as of the date of this press release and are subject to uncertainty. The Company’s expectations with respect to revenues for the first quarter of 2022 are estimated. Actual revenues, for the first quarter of 2022 are subject to completion of the Company’s financial closing procedures for the period, and the actual and reported financial results for the first quarter of 2022 may materially differ. As such, the Company’s expectations with respect to the first quarter of 2022 are inherently unpredictable and actual results and outcomes could differ materially for a variety of reasons, including the factors discussed below under “Forward-Looking Statements.”

About Quanergy Systems, Inc.

Quanergy’s (NYSE: QNGY and QNGY.WS) mission is to create powerful, affordable smart LiDAR solutions for automotive and IoT applications to enhance people’s experiences and safety. Quanergy has developed the only true 100% solid-state CMOS LiDAR sensor built on optical phased array (OPA) technology to enable the mass production of low-cost, highly reliable 3D LiDAR solutions. Through Quanergy’s smart LiDAR solutions, businesses can now leverage real-time, advanced 3D insights to transform their operations in a variety of industries including industrial automation, physical security, smart cities, smart spaces and much more. Quanergy solutions are deployed by nearly 400 customers across the globe. For more information, please visit us at www.quanergy.com.

Non-GAAP Financial Measures

In addition to its results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), Quanergy believes the non GAAP measures of Adjusted EBITDA, and Free Cash Flow are useful in evaluating its operating performance. Quanergy calculates Adjusted EBITDA as net loss adding back interest, stock based comp, income taxes, and other expenses and before depreciation and amortization. Quanergy believes that Adjusted EBITDA may be helpful to investors because it provides consistency and comparability with past financial performance and may be helpful in comparing with other companies, some of which use similar non GAAP information to supplement their GAAP results. Free Cash Flow is a non-GAAP financial measure. Management believes, however, that Free Cash Flow is an important financial measure for use in evaluating the Company’s financial performance, as it measures our ability to generate additional cash from our business operations. We define Free Cash Flow, as used in this press release, as cash flow from operations less capital expenditures. Free Cash Flow should be considered in addition to, rather than as a substitute for, net loss as a measure of our performance or net cash provided by operating activities as a measure of our liquidity. Therefore, we believe it is important to view Free Cash Flow as supplemental to our entire statement of cash flows. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non GAAP measures used by other companies. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures are included at the end of this press release.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “project,” “will likely result” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this press release, are forward-looking statements, including statements regarding the momentum of our business and the LiDAR sector, new applications for our technology and increased penetration in existing fields, our position to capitalize on increased detection and data collection needs, and all information included in the section titled “Q1 2022 Guidance”. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Most of these factors are outside Quanergy’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: changes in domestic and foreign business, market, financial, political and legal conditions; the overall level of consumer demand for Quanergy’s products; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the ability to maintain the listing of Quanergy’s securities on the New York Stock Exchange; the financial strength of Quanergy’s customers; Quanergy’s ability to implement its business strategy; changes in governmental regulation, Quanergy’s exposure to litigation claims and other loss contingencies; disruptions and other impacts to Quanergy’s business, as a result of the COVID-19 global pandemic and government actions and restrictive measures implemented in response; stability of Quanergy’s suppliers, as well as consumer demand for its products, in light of disease epidemics and health-related concerns such as the COVID-19 global pandemic; the impact that global climate change trends may have on Quanergy and its suppliers and customers; Quanergy’s ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, Quanergy’s information systems; fluctuations in the price, availability and quality of electricity and other raw materials and contracted products as well as foreign currency fluctuations; Quanergy’s ability to utilize potential net operating loss carryforwards; changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks; and other risks and uncertainties indicated in Quanergy’s filings with the U.S. Securities and Exchange Commission. In addition, forward-looking statements reflect Quanergy’s expectations, plans or forecasts of future events and views only as of the date of this press release. Quanergy anticipates that subsequent events and developments will cause its assessments to change. However, while Quanergy may elect to update these forward-looking statements at some point in the future, Quanergy specifically disclaims any obligation to do so, except as required by law.

Quanergy Systems Investor Contact:

Ryan Gardella

ryan.gardella@icrinc.com

Media Contact:

Neal Stein

media@quanergy.com

Quanergy is a registered trademark of Quanergy Systems. All other trademarks and trade names contained herein may be those of their respective owners.

© 2022, Quanergy Systems, Inc. All rights reserved.

Quanergy Systems, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share data)

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$26,106	$7,598
Restricted cash	70	70
Accounts receivable, net of allowance for doubtful accounts of $224 and $224 at December 31, 2021 and 2020, respectively	645	725
Inventory	3,242	4,817
Prepaid expenses and other current assets	1,138	329

Total current assets	31,201	13,539
Property and equipment, net	1,908	2,809
Other long-term assets	3,539	181

Total assets	$36,648	$16,529

Liabilities, mezzanine equity and stockholders’ deficit
Current liabilities
Accounts payable	$2,375	$1,550
Accrued expenses	2,435	2,088
Accrued settlement liability	2,500	2,500
Other current liabilities	737	560
Short-term debt	34,311	—

Total current liabilities	42,358	6,698
Long-term debt	16,153	33,443
Long-term debt - related party	16,670	5,957
Derivative liability	26,017	5,021
Other long-term liabilities	803	1,236

Total liabilities	102,001	52,355

Commitments and contingencies
Mezzanine equity:
Total mezzanine equity	152,978	152,978
Stockholders’ deficit:
Common stock	1	—
Additional paid-in capital	89,326	55,310
Accumulated other comprehensive loss	(61)	(61)
Accumulated deficit	(307,597)	(244,053)

Total stockholders’ deficit	(218,331)	(188,804)

Total liabilities, mezzanine equity and stockholders’ deficit	$36,648	$16,529

Quanergy Systems, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months ended December 31,		For the year ended December 31,
	2021 (Unaudited)	2020 (Unaudited)	2021	2020
Net sales	$1,503	$704	$3,928	$3,015
Cost of goods sold	1,694	620	3,939	2,586

Gross profit (loss)	(191)	84	(11)	429
Operating expenses:
Research and development	4,961	4,684	17,011	15,373
Sales and marketing	2,405	1,560	8,286	6,486
General and administrative	2,511	4,244	15,653	9,472

Operating expenses	9,877	10,488	40,950	31,331

Loss from operations	(10,068)	(10,404)	(40,961)	(30,902)
Interest expense, net	(6,612)	(2,344)	(21,484)	(6,346)
Other income (expense), net	7,327	911	(1,073)	1,420

Loss before income taxes	(9,353)	(11,837)	(63,518)	(35,828)
Income tax provision	(11)	(2)	(26)	(7)

Net loss	$(9,364)	$(11,839)	$(63,544)	$(35,835)

Quanergy Systems, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	For the year ended December 31,
	2021	2020
Cash flows from operating activities
Net loss	$(63,544)	$(35,835)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	11,972	5,443
Non-cash interest expense	21,155	5,927
Depreciation and amortization	948	1,192
Non-cash loss on issuance of convertible notes	—	26
Change in fair value of debt derivative liabilities	3,628	(1,402)
Bad debt expense	—	149
Non-cash gain on forgiveness of PPP loan	(2,515)	—
Other	—	63
Accounts receivable	80	(109)
Inventory	1,575	852
Prepaid expenses and other current assets	(809)	219
Other long-term assets	(3,358)	4
Accounts payable	825	(420)
Accrued expenses	347	245
Accrued settlement liability	—	2,500
Other current liabilities	5	(251)
Other long-term liabilities	(433)	(418)

Net cash used in operating activities	(30,124)	(21,815)

Cash flows from investing activities
Proceeds from sale of property and equipment	—	226
Purchase of property and equipment	(47)	—

Net cash provided by (used in) investing activities	(47)	226

Cash flows from financing activities
Proceeds from issuance of convertible notes	37,225	415
Proceeds from issuance of convertible notes to related parties	11,475	15,700
Payments for issuance costs of convertible notes	(95)	(365)
Proceeds from PPP loan	—	2,515
Proceeds from exercises of stock options	74	34

Net cash provided by financing activities	48,679	18,299

Effect of exchange rate changes on cash, cash equivalents and restricted cash	—	12
Net increase (decrease) in cash, cash equivalents and restricted cash	18,508	(3,278)
Cash, cash equivalents and restricted cash at beginning of period	7,668	10,946

Cash, cash equivalents and restricted cash at end of period	$26,176	$7,668

Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$334	$452
Supplemental schedule of noncash investing and financing activities
Issuance of common stock warrants	$21,971	$7,212
Fair value of debt derivative liabilities related to issuance of convertible notes	$26,189	$5,231

Quanergy Systems, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

(in thousands)

	Three months ended December 31,		The year ended December 31,
	2021	2020	2021	2020
Net loss	$(9,364)	$(11,839)	$(63,544)	$(35,835)
Interest expense (income), net	6,611	2,344	21,484	6,346
Other expense (income), net	(7,287)	(907)	1,113	(1,414)
Stock-based compensation	1,318	1,120	11,972	5,443
Income taxes	11	2	26	7

Non-GAAP Operating Loss	$(8,711)	$(9,280)	$(28,949)	$(25,453)

Depreciation and amortization expense	228	275	948	1,192

Adjusted EBITDA	$(8,483)	$(9,005)	$(28,001)	$(24,261)

Three Months ended December 31,
2021
Net sales	$1,503
Cost of Goods Sold	(1,694)

Gross profit (loss) on GAAP basis	(191)
Reserve for excess inventory taken	540

Gross profit (loss) on non-GAAP basis	$349

Gross margin on GAAP basis	(13)%
Gross margin on non-GAAP basis	23%

	Three months ended December 31,		The year ended December 31,
	2021	2020	2021	2020
Net cash used in operating activities	$(8,076)	$(6,426)	$(30,124)	$(21,815)
Less purchases of property and equipment	(29)	0	(47)	0

Free Cash Flow	$(8,105)	$(6,426)	$(30,171)	$(21,815)